Exhibit 99.3

Ottawa Savings Bancorp, Inc. Subscription & Community Offering Stock Order Form

			Ottawa Savings Bank Conversion Center ________________ Ottawa, IL 61350 xxx-xxx-xxxx	Expiration Date for Stock Order Forms: Monday, June 13, 2005 4:00 p.m., Central Time (received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares ______________________	Subscription Price X 10.00 =	(2) Total Payment Due $__________________	Minimum number of shares: 25 shares ($250.00) Maximum number of shares: 17,000 shares ($170,000.00) See Instructions.

(3) Employee/Officer/Director Information

☐	Check here if you are an employee, officer or director of Ottawa Savings Bank or member of such person’s immediate family living in the same household.

(4) Method of Payment by Check

Enclosed is a check, bank draft or money order payable to Ottawa Savings Bancorp, Inc. in the amount indicated in this box.	Total Check Amount	$	_____________ . __

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Ottawa Savings Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts and Keogh Accounts maintained at Ottawa Savings Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw		$ Withdrawal Amount

________________________________________	________________________________________	$	______________ . __

________________________________________	________________________________________	$	______________ . __

(6) Purchaser Information

Subscription Offering - Check here if you are a/an:

☐ a.	Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 31, 2003. List account(s) below.

☐ b.	Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2005 but are not an Eligible Account Holder. List account(s) below.

☐ c.	Other Member with a deposit account(s) on April 30, 2005 but are not an Eligible Account Holder or Supplemental Eligible Account Holder. List account(s) below.

Community Offering – Check here if you are a:

☐ d.	Community member (Indicate county of residence in #8 below).

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.

Account Number(s)	Account Title (Name(s) on Account)	BANK USE

(7) Form of Stock Ownership & SS# or Tax ID#:
SS#/Tax ID#:
☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ Fiduciary (i.e. trust, estate)

☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only)		☐ Company/Corporation/ Partnership	☐ IRA or other qualified plan (Indicate SS# of owner also)	SS#/Tax ID#:

(8) Stock Registration & Address:

Name and address to appear on stock certificate.

Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:

Name Continued:

Mail to- Street:

City:		State:	Zip Code:

(9) Telephone Daytime/Evening	( _____ ) ______ - - _________	( _____ ) ______ - - _________		County of Residence:

(10) ☐ NASD Affiliation - Check here if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person affiliated, or associated, with a NASD member, (continued on reverse side)			(11) ☐ Associates/Acting in Concert - Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.

(12) Acknowledgement - To be effective, this stock order form must be properly completed and physically received by Ottawa Savings Bank no later than 4:00 p.m., Central Time, on Monday, June 13, 2005, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Ottawa Savings Bank, this stock order form may not be modified, withdrawn or canceled without Ottawa Savings Bank’s consent and if authorization to withdraw from deposit accounts at Ottawa Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Reorganization and Minority Stock Issuance of Ottawa Savings Bancorp, Inc. described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and delivery of this stock order form to Ottawa Savings Bank.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Ottawa Savings Bank, Ottawa Savings Bancorp MHC and Ottawa Savings Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.	Bank Use

THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED IN ADDITION TO THE SIGNATURE BELOW

Signature	Date	Signature	Date

Item (6)	Purchaser Account Information continued:

Account Number(s)	Account Title (Name(s) on Account)	BANK USE

Item (10) NASD continued:

a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.

Item (11) Associates/Acting In Concert continued:

If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered

Associate - The plan of reorganization defines “associate,” with respect to a particular person, to mean:

(1) any corporation or organization other than Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Inc. or Ottawa Savings Bank or a majority-owned subsidiary of Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Inc. or Ottawa Savings Bank of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

(2) any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and

(3) any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Inc. or Ottawa Savings Bank or any of their subsidiaries.

Acting in concert – The plan of reorganization defines “acting in concert” to mean:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of reorganization, our directors are not deemed to be acting in concert solely by reason of their Board membership.

YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY OTTAWA SAVINGS BANCORP MHC, OTTAWA SAVINGS BANCORP, INC., OTTAWA SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call Robert Albanese, Regional Director of the Northeast Regional Office of the Office of Thrift Supervision at (201) 413-1000. I further certify that, before purchasing the common stock, par value $0.__ per share, of Ottawa Savings Bancorp, Inc. (the “Company”), the holding company for Ottawa Savings Bank, I received a prospectus of the Company dated _____, 2005 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page __, the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to the Reorganization

1.	As a result of the amount of capital we are raising, we expect our return on equity to be negatively affected. This could adversely affect our stock price performance.

2.	Additional expenses following the offering may reduce our profitability and stockholders’ equity.

3.	Issuance of shares for benefit programs will dilute your ownership interest.

4.	Ottawa Savings Bancorp MHC will own a majority of our common stock and will be able to exercise voting control over most matters put to a vote of stockholders, including preventing sale or merger transactions you may find advantageous or a second-step conversion by Ottawa Savings Bancorp MHC.

5.	Our stock price may decline after trading commences.

6.	There may be a limited market for our common stock, which may adversely affect our stock price.

7.	We have experienced material weaknesses with our internal control over financial reporting which could affect our ability to provide accurate financial statements.

Risks Related to Our Business

8.	Rising interest rates may hurt our profits.

9.	Strong competition within our market area could hurt our profits and slow growth.

10.	We have suffered losses due to third party misappropriation relating to our investment in certain loan participations.

11.	Our origination or purchase of commercial real estate, multifamily or construction loans may expose us to increased lending risks.

12.	Our expansion strategy may negatively impact our earnings.

13.	The loss of any one of our three senior executive officers could hurt our operations.

14.	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

15.	Our geographic concentration means that our performance may be affected by economic, regulatory and demographic conditions in our market area.

16.	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

(By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,

Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Signature	Date	Signature	Date

Print Name		Print Name

THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

Ottawa Savings Bancorp, Inc.

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New Jersey Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NJ (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•	The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•	The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•	A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•	The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•	The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is $250 (25 shares). As more fully described in the plan of reorganization and minority stock issuance outlined in the prospectus, the maximum purchase in any category of the subscription offering is $170,000 (17,000 shares), and the maximum purchase in the community offering (if held) by any person, is $170,000 (17,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $170,000 (17,000 shares).

Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of Ottawa Savings Bank or a member of such person’s immediate family living in the same household.

Item 4 - Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Ottawa Savings Bancorp, Inc. Payment in cash may be made only if delivered in person. Your funds will earn interest at Ottawa Savings Bank’s passbook savings rate of interest until the stock offering is completed.

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Ottawa Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information

Subscription Offering

a.	Check this box if you had a deposit account(s) totaling $50.00 or more on December 31, 2003 (“Eligible Account Holder”).

b.	Check this box if you had a deposit account(s) totaling $50.00 on March 31, 2005 but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).

c.	Check this box if you are an Other Member with a deposit account(s) on April 30, 2005 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Community Offering

d.	Check this box if you are community member (Indicate county of residence in item 8).

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration, Mailing Address and County

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock certificate registration, mailing address and county in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.

If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide”.

Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Item 9 – Telephone Number(s)

Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 - NASD Affiliation

Check this box if you are a member of the NASD or if this item otherwise applies to you.

Item 11 – Associates/Acting in Concert

Check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock form.

Item 12 – Acknowledgement

Sign and date the stock order form and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Ottawa Savings Bancorp, Inc. no later than 4:00 p.m., Central Time, on Monday, June 13, 2005 or it will become void.

Delivery Instructions

You may deliver your stock order form using the enclosed stock order return envelope, by overnight delivery to the conversion center address indicated on the front of the stock order form or by hand delivery to the main office.

If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.

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